UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2010

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2401 South Plum Grove Road, Palatine, Illinois	60067
(Address of principal executive offices)	(Zip Code)

(847) 303-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On December 31, 2010, Addus HealthCare, Inc. (“Addus HealthCare”), a wholly-owned subsidiary of Addus HomeCare Corporation (the “Company”), entered into an Employment and Non-Competition Agreement with Daniel Schwartz (the “Employment Agreement”).

Pursuant to the Employment Agreement, Addus HealthCare will employ Mr. Schwartz as its Chief Operating Officer beginning on January 19, 2011 (the “Effective Date”). The Employment Agreement has a term of four years commencing on the Effective Date (the “Initial Employment Term”). At the end of the Initial Employment Term, the term of the Employment Agreement will renew for successive one year terms unless earlier terminated pursuant to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Schwartz is entitled to an annual base salary of $325,000 and, at the discretion of the Compensation Committee of the Company’s Board of Directors, is eligible to receive an annual bonus in an amount equal to between 40% and 70% of his annual base salary depending on the achievement of certain objectives and target levels determined by the Company’s Board of Directors. Mr. Schwartz is also entitled to participate in the Company’s health, disability, vacation and
401(k) plans, with matching contributions by the Company up to 6% of Mr. Schwartz’s annual contribution. In addition, Mr. Schwartz is entitled to a life insurance policy with a death benefit of up to five times his base salary, although the Company is not required to pay more than 3% of Mr. Schwartz’s base salary for such insurance policy.

In connection with his appointment, on the Effective Date, Mr. Schwartz will be granted nonqualified stock options pursuant to the Company’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share. The options will vest over a five year period subject to the terms and conditions set forth in the Stock Incentive Plan and the Incentive Stock Option Award Agreement, dated as of the Effective Date, between the Company and Mr. Schwartz. The options will be exercisable at the fair market value of the Company’s stock on the date of grant.

If Mr. Schwartz’s employment is terminated with “reasonable cause” (as defined in the Employment Agreement), by reason of his death or disability or by Mr. Schwartz without “good reason” (as defined in the Employment Agreement), he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) any unpaid benefits for the period prior to the date of termination and (iii) in the case of termination by reason of death or disability, eligibility for life or disability insurance benefits contemplated by the Employment Agreement. If Mr. Schwartz’s employment is terminated without reasonable cause or for good reason, subject to the conditions set forth in the Employment Agreement, he will be entitled to receive (i) any unpaid base salary for the period prior to the date of termination, (ii) a pro rata portion of his bonus, (iii) any unpaid benefits for the period prior to the date of termination and (iv) severance in an amount equal to one-half of his annual cash compensation (as defined in the Employment Agreement) payable in equal installments for six months following termination, plus continuation of all benefits during such period (subject to early termination as provided in the Employment Agreement); provided, that if Mr. Schwartz is employed for one year from the Effective Date, such severance will be increased to three-quarters of his annual cash compensation payable in equal installments for 12 months following termination (subject to early termination as provided in the Employment Agreement) plus continuation of all benefits for such period, and for every 12-month period Mr. Schwartz remains employed by Addus HealthCare thereafter, one additional month of severance up to a total of 12 months’ severance total, to be paid in equal installments over the number of months of severance pay to which he has become entitled, plus continuation of benefits for such period (subject to early termination as provided in the Employment Agreement).

Pursuant to the Employment Agreement, Mr. Schwartz has agreed that during the Initial Employment Term and any extension thereof, and for the longer of one year following termination and the period during which Mr. Schwartz is entitled to receive severance pay under the Employment Agreement, Mr. Schwartz will not compete with the business of Addus HealthCare or certain of its affiliates or solicit any business from any customer thereof. The Employment Agreement also prohibits Mr. Schwartz from disclosing any confidential information of Addus HealthCare and certain of its affiliates. Mr. Schwartz has agreed to assign all inventions to Addus HealthCare developed during the employment period. Mr. Schwartz has also agreed not to disparage Addus HealthCare or certain of its affiliates.

This summary is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Daniel Schwartz, age 44, was appointed Chief Operating Officer of Addus HealthCare effective January 19, 2011. For the past 15 years, Mr. Schwartz held positions of increasing responsibility at Sunrise Senior Living, Inc. (“Sunrise”), a senior living company traded on the New York Stock Exchange. Most recently, Mr. Schwartz served as Senior Vice President of North American Operations at Sunrise, where he oversaw the assisted living community operations in the U.S. and Canada.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure

On January 5, 2011, the Company issued a press release announcing the appointment of Mr. Schwartz as Chief Operating Officer. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item of the Current Report, including the attached Exhibits, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

99.1	Employment Agreement, effective January 19, 2011, by and between Addus

HealthCare, Inc. and Daniel Schwartz

99.2	Press release of Addus HomeCare Corporation dated January 5, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: January 4, 2011	By:	/s/ Dennis B. Meulemans
	Name:	Dennis B. Meulemans
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Employment Agreement, effective January 19, 2011, by and between Addus HealthCare, Inc. and Daniel Schwartz

99.2	Press release of Addus HomeCare Corporation dated January 5, 2011